UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7008
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Accelerated Share Repurchase Program

On February 13, 2020, eBay entered into a master confirmation (each a “Master ASR Confirmation”) and a supplemental confirmation (together with the related Master ASR Confirmation, an “ASR Agreement”), with each of Citibank, N.A., HSBC Bank USA, National Association, and Morgan Stanley & Co. LLC (each, an “ASR Counterparty”), as part of eBay’s share repurchase program. Under the ASR Agreements, eBay will pay an aggregate amount of $3 billion to the ASR Counterparties for an initial number of shares of the eBay’s common stock (the “Common Stock”) at the beginning of the transaction. The ultimate number of shares of Common Stock that eBay will repurchase under each ASR Agreement will be based on the average of the daily volume-weighted average prices of the Common Stock during the term of such ASR Agreement, less a discount. At final settlement, each ASR Counterparty may be required to deliver additional shares of Common Stock to eBay or, under certain circumstances, eBay may be required to make a cash payment or deliver shares of Common Stock to the applicable ASR Counterparty. Each ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares of Common Stock that will be delivered, the required timing of delivery of the shares, the circumstances under which adjustments may be made to the transactions, the circumstances under which the transactions may be terminated prior to their scheduled maturities and various acknowledgments, representations and warranties made by eBay and the applicable ASR Counterparty to one another.

Item 7.01. Regulation FD Disclosure.

On February 13, 2020, eBay Inc., a Delaware corporation (“eBay”) issued a press release announcing the completion of the previously announced sale of its StubHub business to PUG LLC, a Delaware limited liability company (“Purchaser”), pursuant to a Stock Purchase Agreement, dated November 24, 2019, by and among eBay, eBay International AG, Purchaser and, solely for the purposes set forth therein, Pugnacious Endeavors, Inc., a Delaware corporation. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01.
The information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed subject to the requirements of amended Item 10 of Regulation S-K or incorporated by reference into any filing under the Securities Act of 1933, as amended, regardless of any general incorporation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, dated February 13, 2020
99.2	Guidance Update Presentation, dated February 13, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: February 13, 2020	/s/ Marc D. Rome
Name: Marc D. Rome
Title: Vice President & Deputy General Counsel, Corporate & Assistant Secretary